Exhibit 5.1
[Latham & Watkins LLP Letterhead]
July 12, 2006
Stratagene Corporation
11011 North Torrey Pines Road
La Jolla, California 92037

Re:	Registration Statement on Form S-8; 2,500,000 shares of Common Stock Issuable Pursuant to the Stratagene Corporation 2006 Equity Incentive Award Plan
Ladies and Gentlemen:
We have acted as counsel to Stratagene Corporation, a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company of up to 2,500,000 shares (the “Shares”) of Common Stock, par value $0.0001 per share, issuable under the Stratagene Corporation 2006 Equity Incentive Award Plan (the “2006 Plan”) pursuant to a registration statement on Form S—8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 12, 2006 (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the validity of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.
We are opining herein only as to General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws.
Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company and, upon the issuance, delivery and payment therefor in accordance with the terms set forth in the 2006 Plan, the Shares will be validly issued, fully paid and nonassessable.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
We consent to your filing this opinion as an exhibit to the Registration Statement.
Very truly yours,

/s/ LATHAM & WATKINS LLP